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                          CONFIDENTIAL TREATMENT                  Exhibit 10.25

                      LIBRARY SAMPLE EVALUATION AGREEMENT

         This Library Sample Evaluation Agreement (the "Agreement"), effective as of September 11, 1996 (the "Effective Date"), is made by and between Pharmacopeia, Inc., a Delaware corporation having a principal place of business at 101 College Road East, Princeton, New Jersey 08540 ("Pharmacopeia"), and Cubist Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 24 Emily Street, Cambridge, Massachusetts 02139 ("Cubist").

                                   BACKGROUND

         A. Pharmacopeia has developed novel proprietary methods for the generation of encoded compound libraries. Pharmacopeia believes that its proprietary technology, by rapidly producing diverse and targeted compound libraries, will accelerate the drug discovery process and increase productivity of drug discovery programs.

         B. Cubist wishes to obtain from Pharmacopeia samples of combinatorial libraries to be screened by Cubist against certain agreed targets, and Pharmacopeia is willing to provide such samples to Cubist for such purpose, on the terms and conditions set forth herein.

         NOW THEREFORE, it is agreed by and between the parties as follows:

1.       DEFINITIONS

         1.1 "Columbia License" means that certain License Agreement effective as of July 16, 1993, as amended and restated as of October 6, 1995, entered by and between Pharmacopeia, Inc., the Trustees of Columbia University in the City of New York and the Cold Spring Harbor Laboratory.

         1.2 "Confidential Information" means (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

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         1.3 "Library Compound" means any compound contained in a Library
Sample.

         1.4 "Library Sample" means a sample of compounds selected from a Pharmacopeia compound library and transferred to Cubist pursuant to this Agreement.

         1.5 "Licensed Patents" means any patent applications that claim any compound in the library from which the Library Sample is derived; any substitutions, divisions, continuations, and continuations-in-part of the preceding patent applications; any foreign counterparts of the preceding applications; and any patents issuing on the preceding applications, including registrations, revalidations, reissues, reexaminations, extensions or other governmental actions which extend claims or durations of such patents; in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by Pharmacopeia during the term of this Agreement, and subject to any limitations and prohibitions of such license or sublicense. It is understood that the Licensed Patents shall not include any intellectual property owned or licensed by Pharmacopeia relating to creation or use of combinatorial libraries, tag and/or marker compound engineering and encoding, and/or high throughput screening assays (hereinafter the "Excluded Technology").



         1.6 "Screening Period" means the four (4) month period following the date of shipment by Pharmacopeia of each Library Sample to Cubist or such longer period as may be established under Section 2.3.2 below.



         1.7 "Target" means any molecular target set for on Exhibit B hereto, and any other molecular targets agreed in writing by Cubist and Pharmacopeia.

2.       LIBRARY SAMPLE

         2.1 Library Sample. Subject to the terms and conditions of this Agreement, Pharmacopeia shall provide four copies of the Library Sample to Cubist for screening by Cubist against the Targets as set forth in more detail on Exhibit A. The Library Sample shall be available delivery to Cubist as soon as practicable following Cubist's payment of the Library Sample Access Fee pursuant to Section 5.1.

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                                      3



         2.2 Limited Use. The Library Sample shall be used by Cubist solely to conduct screening of the Targets. It is understood and agreed that Cubist shall not*************************************************************************.
Cubist will not ***************************************************************
*******************************************************************************
**********. Cubist will not transfer the Library Sample or any of the Library Compounds to any third party without Pharmacopeia's prior written consent. Cubist agrees that it will not ***********************************************
**********************************.



         2.3      Screening by Cubist.

                  2.3.1 Target Exclusivity. To provide Cubist a period of exclusivity for screening of the Library Sample against the Targets, Pharmacopeia agrees that until the termination of the Screening Period, as such period may be extended, Pharmacopeia shall not knowingly deliver to any third party any compound from the Library Sample for screening against any of the Targets; provided, Pharmacopeia may itself screen or provide to third parties compounds from such Library Sample, or the library from which it was derived, for screening against any molecular target which is not a Target hereunder at such time.



                  2.3.2 Extentions of Screening Period. Cubist may request that Pharmacopeia extend the Screening Period for an additional period (after the initial four (4) month Screening Period) by notifying Pharmacopeia no later than thirty (30) days prior to the date on which such Screening Period will expire. It is understood and agreed that if Pharmacopeia, in its sole discretion, does not so extend the Screening Period, Cubist shall have no further rights to screen the Library Sample. The length of any such additional period will be as agreed by the parties.



         2.4 Rearrays. After joint review of the screening data and upon mutual agreement, Pharmacopeia shall rearray (at one compound per well) those wells identified by the parties as containing compounds with activity against any of the Targets.

         2.5 Additional Library Sample. If Cubist screens the initial Library Sample but does not identify any Library Compound with respect to which it wishes to negotiate with Pharmacopeia for a further agreement pursuant to
Section 4.1, Cubist may request up to four copies of a further Library Sample with notice to Pharmacopeia during the Screening Period. Pharmacopeia then shall provide to Cubist a further

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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                                       4

Library Sample drawn from a different Pharmacopeia library, and Cubist may screen such further Library Sample, subject to the terms and conditions herein. Pursuant to this Section 2.5, Cubist may receive Library Samples from ************** additional Pharmacopeia compound libraries. Upon shipment of such further Library Sample, Cubist's right to negotiate a further agreement with respect to any Library Compound in a previous Library Sample shall terminate.

         2.6 Additional Targets. At any time during the Screening Period, Cubist may provide Pharmacopeia notice that Cubist wishes to drop a Target from this Agreement and designate an additional target as a Target for all purposes of this Agreement. Within fifteen (15) days of receipt of such notice, Pharmacopeia shall, at its sole discretion, accept or deny the designation of each such proposed target as a Target by notice to Cubist. Upon Pharmacopeia's notice of such acceptance, if any, Cubist's right to negotiate a further agreement with respect to such dropped Target shall terminate.

         2.7 Ownership of Library Samples. Pharmacopeia, shall retain all right, title and interest in and to the Library Sample and Library Compounds, and all Pharmacopeia intellectual property rights related thereto.

3.       LICENSE

         3.1 Screening License. Subject to the terms and conditions of this Agreement, Pharmacopeia grants to Cubist a non-exclusive, non-transferable license, under the applicable Licensed Patents solely to screen the Library Sample to identify Library Compounds with activity against one or more of the Targets.

         3.2 Columbia Sublicense. Subject to the terms and conditions of this Agreement and Columbia License, if necessary, Pharmacopeia will grant to Cubist a non-exclusive, non-transferable sublicense under the Columbia License solely to screen the Library Sample to identify Library Compounds with activity against one or more of the Targets.

         3.3 Retained Rights. No right or license in or to intellectual property rights of Pharmacopeia relating to the Library Sample or Library Compounds (or otherwise) is granted nor implied hereunder, except for the sole purpose of conducting the screening. Pharmacopeia retains rights not expressly granted to Cubist in Section 3.1 above, including without limitation, the right make, have made and use Library Compounds in the

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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Library Sample for its own research purposes. It is understood and agreed that the license granted to Cubist in Section 3.1 above does not include the right to create, make or have made combinatorial libraries, tags, markers or other encoding compositions, or use methods or processes relating to the preceding.

4.       FURTHER AGREEMENTS

         4.1 Negotiation of Further Agreement. If Cubist determines that one or more Library Compounds have biological activity with respect to a Target and wishes to negotiate with Pharmacopeia a further agreement relating to such Library Compounds, Cubist may notify Pharmacopeia thereof during the Screening Period. In such event, the parties shall negotiate in good faith the terms of a further agreement for a period of ************************* from Pharmacopeia's receipt of such notice, or such longer period as the parties may agree (the "Negotiation Period"). The nature of such further agreement may be a license, collaboration or any other form as may be agreed by the parties. If the parties fail to enter into a further written agreement with respect to a particular Library Compounded during the Negotiation Period, Cubist shall acquire no right to such Library Compound.

         4.2 No Decodes. Until the parties reach definitive agreement pursuant to Section 4.1, or unless otherwise agreed in writing by the parties, Pharmacopeia shall not knowingly decode any Library Compound identified by Cubist to Pharmacopeia as having activity with respect to any Target.

         4.3 Screening By Pharmacopeia. If Cubist notifies Pharmacopeia as provided in Section 4.1, but the parties fail to enter into a further agreement, following the first anniversary of the end of the Screening Period, Pharmacopeia may screen and allow others to screen the Library Sample and the library from which it was derived against any Target; provided, Pharmacopeia may disclose to third parties that the Library Sample has been screen against such a Target, but shall not disclose to third parties that Cubist screened the Library Sample or the results of such screening.

         4.4 No Notice of Library Compound Activity. If Cubist fails to provide Pharmacopeia notice pursuant to Section 4.1 that it wishes to negotiate a further agreement with respect to any Library Compound in a particular Library Sample during the Screening Period, following the end of such Screening Period Pharmacopeia may screen and allow third

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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parties to screen, such Library Sample and the library from which it was derived for activity against any Target, without further obligation to Cubist, and may commercialize any Library Compound therein itself or with third parties.

         4.5 Third Party Rights. It is understood that Pharmacopeia is in the business of providing combinatorial libraries to third parties, and that Pharmacopeia may grant such third parties rights to acquire licenses for compounds in or derived from compounds in such libraries prior to the execution of any further agreement between the parties hereto. Accordingly, any rights granted to Cubist in a further agreement between the parties hereto shall be limited to the extent that (i) a third party (either alone or jointly with Pharmacopeia) has filed a patent application with respect to such a compound prior to the filing by Cubist (either alone or jointly with Pharmacopeia) of a patent application with respect to such a compound, (ii) Pharmacopeia has previously granted a third party a license or other rights with respect to such a compound, or (iii) as shown by contemporaneous documentation, Pharmacopeia has previously decided to develop a particular compound on its own behalf. It is further understood that compounds provided to third parties in the course of Pharmacopeia's other business activities may result in third party patent applications and patents, including patent applications and patents owned by such third parties, or owned jointly by Pharmacopeia and such third parties, which could affect the rights Cubist may wish to acquire from Pharmacopeia with respect to any Library Compound.

5.       PAYMENTS

         5.1 Library Sample Access Fee. Within thirty (30) days of the Effective Date, Cubist shall pay to Pharmacopeia a fee of ***************
**********************************.

         5.2 Payment Method. All payments due under this Agreement shall be made to an account designated by Pharmacopeia. All payments hereunder shall be made in U.S. dollars. Any payments that are not paid on the date such payments area due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%), calculated on the number of days such payment is delinquent.

                  5.3 Tax Matters. Any sales taxes, use taxes, transfer taxes or similar governmental charges required to be paid in connection with the

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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                                      7

transfer of the Library Sample shall be the sole responsibility of Cubist. In the event that Pharmacopeia is required to pay any such amounts, Cubist shall promptly remit payment to Pharmacopeia of such amounts.

6.       CONFIDENTIALITY

         6.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall not disclose and except as expressly provided in this Article 6, shall not use for any purpose other than the performance of this Agreement, any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                  (b) was generally available to the public or otherwise part of the public domain the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party breach of this Agreement;

                  (d) was independently developed by the receiving party as demonstrated by documented evidenced prepared contemporaneously with such independent development; or

                  (e) was subsequently lawfully disclosed to the receiving party by a person other than a party.

         6.2 Permitted Use and Disclosures. Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder, prosecuting or defending litigation, or complying with applicable governmental regulations or court orders or otherwise submitting information to tax or other governmental authorities, provided that if a party is required make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure

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                                       8

confidential treatment of such Confidential Information in consultation with the other prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

         6.3 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose to any third party the terms of this Agreements without the prior written consent of the other party hereto, except to such party's attorneys, advisors, investors and other on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.

7.       INDEMNIFICATION

         7.1 Cubist. Cubist agrees to indemnify, defend and hold Pharmacopeia and its directors, officers, employees and agents (the "Pharmacopeia Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and court and other expenses of litigation) arising out of or in connection with third party claims relating to the use of the Library Sample under this Agreement, except to the extent due to the negligence or intentional misconduct of Pharmacopeia.

         7.2 Pharmacopeia. Pharmacopeia agrees to indemnify, defend and hold Cubist and its Affiliates and their respective directors, officers, employees and agents (the "Cubist Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' fees and court and other expenses of litigation) arising out of or in connection with third party claims relating to the preparation and delivery of the Library Sample, except to the extent due to the negligence or intentional misconduct of Cubist.

8.       TERM AND TERMINATION



         8.1 Term. The term of this Agreement shall begin as of the Effective Date and, unless terminated earlier as provided in this Article 8, continue in full force and effect until the later of (i) the end of the Screening Period, as it may be extended, or (ii) the end of the Negotiation Period.



         8.2 Termination for Cause. Either party may terminate this Agreement in the event the other party shall have materially breached or

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                                       9

defaulted in the performance of any of its obligations hereunder, and such default shall have continued for ****************** after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such *********** period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the *************** period or has commenced the cure within such *********** period and thereafter uses its best efforts to complete the cure as soon as practicable; provided, in the case of a failure to pay any amount due hereunder, such default may be the basis of a termination ************ following the date that notice of such default was provided to the breaching party.

         8.3 Termination Upon Bankruptcy or Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

         8.4 Termination by Cubist. Cubist shall have the right to terminate this Agreement on sixty (60) days prior written notice to Pharmacopeia.

         8.5      Effect of Breach or Termination.

                  8.5.1 Accrued Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

                  8.5.2 Return of Materials. Upon any termination of this Agreement, Cubist and Pharmacopeia shall promptly return to the other party all Confidential Information of the other (except for one (1) copy which may be retained solely for archival purposes), and Cubist shall return to Pharmacopeia or destroy any remaining Library Compounds.

                  8.5.3. Survival. Sections 2.7. 4.2, 4.3, 5.3, 8.5 and 8.6, and
Articles 6, 7 and 9 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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9.       MISCELLANEOUS

         9.1 Governing Law. This Agreement and any dispute arising from the performance breach hereof shall be governed by and construed and enforced in accordance with, the laws of state of New Jersey without reference to conflicts of laws principles.

         9.2 No Implied Licenses. Only the licenses granted pursuant to the express terms of the Agreement shall be of any legal force or effect. No license rights shall be created by implication, estoppel or otherwise.

         9.3 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         9.4 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party, except either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and accrue to the benefit of the parties hereto and their successors and any permitted assigns.

         9.5 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         9.6 Disclaimer of Warranties. THE LIBRARY SAMPLE PROVIDED HEREUNDER IS PROVIDED AS-IS. PHARMACOPEIA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS, LIBRARY SAMPLE, THE LIBRARY COMPOUNDS, OR ANY CONFIDENTIAL INFORMATION DISCLOSED PURSUANT TO ARTICLE 6, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE LICENSED PATENTS, OR NONFRINGEMENT BY THE PRECEDING OF ANY INTELLECTUAL PROPERTY RIGHTS OR THIRD PARTIES.

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                                       11

         9.7 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto and shall be deemed to have been given upon receipt:

                  Pharmacopeia:             Pharmacopeia, Inc.
                                            101 College Road East
                                            Princeton, New Jersey 08540
                                            Attn:  Chief Executive Officer

                  Cubist:                   Cubist Pharmaceuticals, Inc.
                                            24 Emily Street
                                            Cambridge, Massachusetts 02139
                                            Attn:  Chief Executive Officer

         9.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         9.9 No Consequential Damages. IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT HAVE ANY LIABILITY TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING UNDER THIS AGREEMENT UNDER ANY THEORY OF LIABILITY.

         9.10 Complete Agreement. This Agreement with its Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Pharmacopeia and Cubist.

         9.11 Dispute Resolution. Any dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitration shall be held in

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                                       12

New York, New York. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties, and each party shall bear its own costs and attorneys' and witness' fees. The decision of the arbitrator shall be written, final and non-appealable and may be enforced in any court of competent jurisdiction.

         9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered as of the Effective Date.

CUBIST PHARMACEUTICALS, INC.        PHARMACOPEIA, INC.

By: /s/ Neal Farber                 By:   /s/ Joseph A. Mollica
      -----------------------             ----------------------------

Name: Neal Farber, Ph.D.            Name: Joseph A. Mollica, Ph.D.
      -----------------------             ----------------------------

Title: UP Corporate Development     Title:  Chairman and Chief
                                            Executive Officer
      -----------------------             ----------------------------

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EXHIBIT A



                  1. Each copy of the Library Sample provided by Pharmacopeia to Cubist shall consist **********************************************************
**********************.





                  2. After Cubist has completed screening the Library Sample,***********************************************************************
***********************************************************************.




                  3. Pharmacopeia will*****************************************
*******************************************************************************
*******************************************************************************
*********************************************************************.





                  4. The production process is*********************************
*******************************************************************************
*****************************************************************************
***.





                  5. Pharmacopeia shall not ***********************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
********.



* Confidential treatment requested: material has been omitted and filed separately with the Commission.

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                                   EXHIBIT B

The Targets include:

         1.       ************************************************

         2.       ************************************************



* Confidential treatment requested: material has been omitted and filed separately with the Commission.